Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne, Sr. Vice President-Finance
Dover, Delaware, April 7, 2005	(302) 857-3292

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

DIRECTOR MELVIN JOSEPH DIES

Dover Downs Gaming & Entertainment, Inc. (NYSE; Symbol DDE) is saddened to announce the passing yesterday of long time member of the Board of Directors Melvin Joseph, and wishes to express its deepest sympathies to the Joseph family.

“Over the years Melvin contributed a great deal to our organization,” said Denis McGlynn, CEO and President of Dover Downs Gaming & Entertainment, Inc. “We are grateful for his lifelong dedication to our efforts. He was a most valuable contributor to our success.”

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Dover Downs Gaming & Entertainment, Inc. is a diversified gaming and entertainment company whose operations consist of Dover Downs Slots – an 91,000-square foot video lottery (slots) casino complex; the Dover Downs Hotel and Conference Center – featuring luxury accommodations with conference, banquet, fine dining, ballroom and concert hall facilities; and the Dover Downs Raceway – a harness racing track with pari-mutuel wagering on live and simulcast horse races.